Exhibit 99.1

DarkPulse, Inc. Discusses New Master Services Agreement & 2023 Revenue Projections with The Stock Day Podcast

Houston, TX, April 13th, 2023 (Newsfile Corp.) -- The Stock Day Podcast welcomed DarkPulse, Inc. (OTC:DPLS), a company that uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses allowing for advanced structural monitoring of infrastructure in Smart Cities. CEO of the Company, Dennis O’Leary, joined Stock Day host Kevin Davis.

To begin the interview, O’Leary elaborated on the Company’s background and how it led to the commercial product that they provide today. “We now operate in 20 different countries,” shared O’Leary. “We also have DarkPulse manufacturing, which is our electronics manufacturer,” he added. “Our headquarters is based in downtown Houston,” said O’Leary. “The goal for our technology is to improve human conditions around the world, which has been our vision for a long time.”

“You recently posted videos from the Honcut Bridge project. What can you share about the project?”, asked Davis. “The Honcut Bridge project showcases our technology, including its VR-capable user interface,” said O’Leary, adding that the technology allows users to interact with the interface from anywhere in the world with a VR headset. He also shared that users can walk on the bridge virtually, while also observing what is happening inside of the bridge structurally.

“We launched into what is now being referred to as the ‘Industrial Metaverse’,” explained O’Leary, noting that the Company’s technology can also be applied to buildings and other industrial infrastructures as major companies move into the Industrial Metaverse space. “We are right at the forefront.”

“You recently announced the signing of a new Master Services Agreement (MSA). Could you tell us more about this agreement and what it means for the Company?”, asked Davis. “The MSA involves a huge manufacturer with a global footprint,” shared O’Leary. “The MSA represents an agreement between DarkPulse and their company to manufacture our hardware units,” he explained, adding that DarkPulse will still manufacture certain components of the units themselves. “This will also help with some design changes and upgrades,” added O’Leary. “The MSA will really take care of the global logistics, as well as supply chain challenges.”

“With the MSA signed, the next step will be a purchase order,” continued O’Leary. “Right now we are looking at about 200 units that will be ordered, which will be headed to a distributor in the Middle East. “That is the market we are targeting first due to its oil and gas infrastructure, as well as its Smart Cities adoption.”

“You recently posted the Company's investors deck on the SEC Edgar system. For a fiscal year 2023 project of $46.1M. What can you tell us in support of the projected revenues?”, asked Davis. O’Leary elaborated on the revenue generation of the Company’s subsidiaries, as well as their continuous efforts to improve margins and cut costs. “The bulk of that number is coming from contracts that are already signed,” said O’Leary, adding that one of the Company’s subsidiaries, Optilan, currently has over $13 million worth of signed contracts.

“We also have the value of the 200 units from the MSA, which will be distributed and eventually sold,” said O’Leary. “We are also working on building a channel partnership with our distributor, Multinet,” he said, adding that the Company has also added members to their sales team. “We are putting people and processes in place.”

To close the interview, O’Leary encouraged listeners and shareholders to keep up-to-date on the Company’s current and upcoming projects as they continue to strive towards their 2023 projections.

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To hear Dennis O’Leary’s entire interview, follow the link to the podcast here: https://audioboom.com/posts/8279638-darkpulse-inc-discusses-new-master-services-agreement-2023-revenue-projections-with-the-stock

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About DarkPulse, Inc.

DarkPulse, Inc. (OTC: DPLS) is a company that uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses allowing for advanced structural monitoring of infrastructure in Smart Cities. For more information, please visit www.darkpulse.com and follow DarkPulse on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations

The Blueshirt Group
Greg McNiff
greg@blueshirtgroup.com

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